CONSENT OF INDEPENDENT AUDITORS


         We hereby consent to the incorporation by reference of our reports dated December 1, 1995 on the financial statements of The Tocqueville Fund, The Tocqueville Asia-Pacific Fund, The Tocqueville Europe Fund, The Tocqueville Small Cap Value Fund and The Tocqueville Government Fund, series of The Tocqueville Trust, referred to therein in the Registration Statement on Form N-1A File No. 33-8746 as filed with the Securities and Exchange Commission.

         We also consent to the reference to our firm in each Prospectus under the captions "Counsel and Independent Accountants" and "Selected Financial Information."


                                                 /s/McGladrey & Pullen, LLP
                                                 --------------------------

New York, New York
December 30, 1996